Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Elicio Therapeutics, Inc. of our report dated March 29, 2024, relating to the consolidated financial statements, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, which appears in Elicio Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ BAKER TILLY US, LLP

Tewksbury, Massachusetts
March 29, 2024